As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invivyd, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	85-1403134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 178

Waltham, MA 02451

(Address of principal executive offices) (Zip code)

2021 Equity Incentive Plan

(Full title of the plan)

Jeremy Gowler

Interim Chief Executive Officer,

Chief Operating Officer and Chief Commercial Officer

Invivyd, Inc.

1601 Trapelo Road, Suite 178

Waltham, MA 02451

(Name and address of agent for service)

(781) 819-0080

(Telephone number, including area code, of agent for service)

Copies to:

Jill Andersen

Chief Legal Officer

Invivyd, Inc.

1601 Trapelo Road, Suite 178

Waltham, MA 02451

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Invivyd, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,304,820 additional shares of its common stock, par value $0.0001 per share, issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2024.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8 filed with the Commission by the Registrant on August 23, 2021 (File No. 333-259008) and (ii) the Registration Statement on Form S-8 filed with the Commission by the Registrant on May 13, 2022 (File No. 333-264920), in each case, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 28, 2024 (File No. 001-40703) (the “Form 10-K”);

(b) The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 18, 2024, that are incorporated by reference into Part III of the Form 10-K;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 9, 2024;

(d) The Registrant’s Current Reports on Form 8-K (File No. 001-40703) filed with the Commission on January 3, 2024, January 8, 2024, February 9, 2024, March 25, 2024, April 4, 2024, April 12, 2024, May 7, 2024 and May 9, 2024 to the extent the information in and exhibits to such reports are filed and not furnished; and

(e) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 3, 2021 (File No. 001-40703) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the description therein has been updated and superseded by the description of the Registrant’s common stock contained in Exhibit 4.2 to the Form 10-K, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on August 10, 2021).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on September 13, 2022).

4.3

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on May 25, 2023).

4.4

Delaware Certificate of Change of Registered Agent (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-3 (File No. 333-267643), filed with the Securities and Exchange Commission on September 28, 2022).

4.5

Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on September 13, 2022).

4.6

Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on May 25, 2023).

4.7

2021 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Exercise Notice, RSU Award Grant Notice and RSU Award Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K (file No. 001-40703), filed with the Securities and Exchange Commission on March 28, 2024).

5.1*	Opinion of Hogan Lovells US LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of Registration Statement).
107*	Filing Fee Table.

* Filed herewith

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 9th day of May, 2024.

INVIVYD, INC.

By:	/s/ Jeremy Gowler
Name: Jeremy Gowler
Title: Interim Chief Executive Officer, Chief Operating Officer and Chief Commercial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeremy Gowler and William Duke, Jr., and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy Gowler Jeremy Gowler	Interim Chief Executive Officer, Chief Operating Officer and Chief Commercial Officer (Principal Executive Officer)	May 9, 2024

/s/ William Duke, Jr. William Duke, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2024

/s/ Marc Elia Marc Elia	Chairperson of the Board of Directors	May 9, 2024

/s/ Tamsin Berry Tamsin Berry	Director	May 9, 2024

/s/ Sara Cotter Sara Cotter	Director	May 9, 2024

/s/ Tomas Heyman Tomas Heyman	Director	May 9, 2024

/s/ Christine Lindenboom Christine Lindenboom	Director	May 9, 2024

/s/ Terrance McGuire	Director	May 9, 2024
Terrance McGuire

/s/ Clive A. Meanwell, M.D.	Director	May 9, 2024
Clive A. Meanwell, M.D.

/s/ Michael S. Wyzga	Director	May 9, 2024
Michael S. Wyzga